Exhibit 99.3

B&G Foods Hires William F. Herbes as Executive Vice President of Operations

— Also Announces Newly Created Position of Chief Compliance Officer —

PARSIPPANY, N.J., August 7, 2009 — B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high quality, shelf-stable foods, announced today that it has hired William F. Herbes as Executive Vice President of Operations.  Effective immediately, Mr. Herbes will assume responsibility for the supply chain portion of the Company’s operations department, including all logistics, purchasing and planning functions, and co-packer manufacturing.  Upon the scheduled retirement in 2010 of James H. Brown, the Company’s Executive Vice President of Manufacturing, Mr. Herbes will also assume responsibility for the Company’s internal manufacturing operations.

“We are very pleased that Bill has joined the B&G Foods team.  He brings extensive operations experience and skills to our company,” stated David L. Wenner, President and Chief Executive Officer of B&G Foods. “Bill’s priorities include reducing cost in manufacturing, streamlining our logistical systems and reducing working capital needs.  The timing of his hire provides ample time for a smooth and thorough transition.”

Mr. Herbes has twenty-four years experience in operations and supply chain management at Warner Lambert and its successor companies, Pfizer and Cadbury Schweppes.  Most recently, Mr. Herbes served as Senior Vice President, Global Supply Chain at Cadbury Schweppes and has also worked with leading consumer packaged goods companies as an independent consultant.

B&G Foods also announced that it has created a new executive-level position of Chief Compliance Officer.  Scott E. Lerner, the Company’s Executive Vice President, General Counsel and Secretary, has been appointed to this position effective immediately.  In this new capacity, Mr. Lerner, who will retain his current responsibilities, will now also be responsible for developing, maintaining and overseeing the Company’s compliance and ethics program and will chair a newly-established compliance and ethics committee comprised of senior management-level employees representing the Company’s various business functions.

Mr. Wenner stated that, “The creation of this executive-level position underscores the commitment and the absolute priority that B&G Foods places on our core values of honesty, integrity, accountability and compliance with the law.  I am very pleased that Scott has accepted this new and critical role.  We believe that developing a formal compliance and ethics program that is centralized and integrated across all of our business functions is of vital importance to our growth strategy and future success.”

Mr. Lerner, joined B&G Foods in 2005 as Vice President, General Counsel and Secretary and was promoted to Executive Vice President in 2006.  Before joining B&G Foods, Mr. Lerner was an associate at the international law firm Dechert LLP, where he was an associate in the corporate and securities and mergers and acquisitions practice groups from 1997 to 2005.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214